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                                                                       EXHIBIT 2


                   OPTION TO ACQUIRE THE OUTSTANDING STOCK OF
                           WHITSITT OIL COMPANY, INC.

                                JANUARY 1, 1998


         THIS AGREEMENT is made by and between AZ CAPITAL, INC., hereinafter sometimes referred to as "AZ", a corporation organized under the laws of the State of Texas, and UNICORP, INC., hereinafter sometimes referred to as "Unicorp", a corporation organized under the laws of the State of Nevada.

         WHEREAS, Unicorp desires to sell to AZ all of the issued and outstanding shares of stock of Whitsitt Oil Company, Inc., and AZ desires to purchase all of the outstanding shares of stock of Whitsitt Oil Company, Inc., hereinafter sometimes referred to as "Whitsitt", from Unicorp; and

         WHEREAS, AZ has not been provided with sufficient information to complete its due diligence concerning the financial and operating condition of Whitsitt; and

         WHEREAS, the parties hereto desire that Unicorp grant to AZ an option to purchase all of the outstanding shares of stock of Whitsitt under the terms, conditions and agreements set forth in this Agreement.

         THEREFORE, for and in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:

1. Unicorp hereby grants to AZ, a period of sixty (60) days to complete its due diligence so as to determine its willingness to consummate the purchase contemplated herein.

2. Unicorp hereby grants and assigns unto AZ, its successors and assigns, an option to purchase all of the issued and outstanding shares of stock of Whitsitt.
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3.       The term of option granted to AZ shall be for such period of time as shall begin as of the effective date hereof and expire on March 1, 1998, at 5:00 O'clock P.M. in Houston, Harris County, Texas, USA AZ shall have until the expiration of said term to complete its due diligence and to present a purchase offer in writing at the offices of Unicorp, Inc. at 600 Travis, Suite 6500, Houston, Harris County, Texas 77002.

4. Upon receipt of the offer from AZ referred to in Paragraph 2 above, Unicorp shall have until March 15, 1998, at 5:00 O'clock P.M. in Houston, Harris County, Texas, USA to accept or reject the offer received from AZ, by giving written response to such offer to AZ at the offices of AZ at 2800 Post Oak Boulevard, Suite 5260, Houston, Harris County, Texas 77056. Should Unicorp not respond to such offer by the expiration of its term to respond, then it shall be conclusively deemed that Unicorp has accepted the purchase offer as submitted by AZ.

5. As consideration for this offer, without regard to whether or not AZ submits an offer to purchase, or whether or not AZ's offer is accepted by Unicorp, or whether or not AZ does in fact purchase Whitsitt from Unicorp, AZ does hereby agree to convey to Unicorp eight hundred seventy one thousand (871,000) Class A Common Shares of AZ and eight hundred seventy one thousand (871,000) Class B Common Shares of AZ, the receipt and sufficiency of which is hereby agreed to by all parties.

6. AZ and Unicorp each hereby represent and warrant to the other that neither party has employed any broker or finder in connection with this Option Agreement, and agree to hold the other party harmless against any claim of any such broker or finder by virtue of any alleged agreement with such party hereto.
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7.       All notices, requests, demands, and other communications under this
Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To AZ:

         Attention: Mr. Ron F. Bearden
         2800 Post Oak Boulevard, Suite 5260
         Houston, Texas 77056


         To Unicorp:

         Attention: L. Mychal Jefferson
         Chase Bank Tower
         600 Travis, Suite 6500
         Houston, Texas 77002

         Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above. Notwithstanding anything contained in this paragraph to the contrary, the notice of exercise of option shall be deemed timely if deposited in the United States mail, first class mail, registered or certified, postage prepaid, and properly addressed, on or before the expiration of the above referenced term, or if served personally on or before the expiration of said term.

8. AZ shall have the right to assign this Option Agreement by giving notice of such Assignment to Unicorp in accordance with the provisions of Paragraph 7 hereof.

9. This Agreement shall be construed, in accordance with, and governed by, the laws of the State of Texas.
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       EXECUTED in Houston, Texas effective the 1st day of January, 1998.

                                AZ CAPITAL INC.

                             BY: /s/ Ron F. Bearden
                                -------------------------------------------
                                RON F. BEARDEN, Chairman of the Board


                             UNICORP INC.


                             BY: /s/ L. Mychal Jefferson II
                                -------------------------------------------
                                L. MYCHAL JEFFERSON,  President